UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 21, 2016

SECOND SIGHT MEDICAL PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

333-198073	02-0692322
(Commission File Number)	(IRS Employer Identification No.)

12744 San Fernando Road, Suite 400 Sylmar, California 91342
(Address of Principal Executive Offices)

(818) 833-5000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Steve Okland as Commercial Vice President, U.S. and Canada.

On March 24, 2016 Second Sight Medical Products, Inc. (the “Company”) announced that it had appointed Mr. Okland as Commercial Vice President, U.S. and Canada, replacing Anthony Moses who has resigned, but who will remain an employee until April 15, 2016, to aid in the transition. A copy of the Company’s press release entitled “Second Sight Appoints Steven D. Okland, Jr. as Commercial Vice President, U.S. and Canada” is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Mr. Okland, age 52, joins Second Sight from Sanford Rose Associates – Okland Group, Inc., where he served as President and specialized in commercial executive talent acquisition for early stage to mid-cap size companies in the medical device space. Previously, he served as Vice President, Worldwide Marketing and Sales, at Miramar Labs, Inc., a company that develops, manufactures, and distributes medical devices to treat dermatologic medical conditions, where he led all commercialization activities. At Medivance, Inc., Mr. Okland served as Vice President, Worldwide Marketing and U.S. Sales and directed the turnaround of all commercialization activities resulting in a $250M acquisition by Bard Medical. At Spectranetics, Inc., as Vice President, U.S. Sales and Marketing, he directed all U.S. sales and marketing operations during a period when the company was named to Fortune’s 100 Fastest Growing Companies three years in a row. Mr. Okland also served as Chief Operating Officer of a medical device start-up company, directing and managing sales, marketing, R&D and manufacturing operations. He held positions of increasing responsibility during 12 years at Boston Scientific Corporation and at Johnson & Johnson Medical, Inc., where he began his career. He earned a Bachelor of Science degree from the University of Wisconsin and a Masters of Business Administration from Texas Christian University.

There is no family relationship between Mr. Okland and the Company’s officers and directors. Other than the employment terms described below, Mr. Okland and the Company have not entered into any transaction, nor is any transaction proposed, which would require disclosure pursuant to Item 404(a) of Regulation S-K.

Mr. Okland will be paid an annual salary of $260,000. Mr. Okland will also be entitled to receive bonuses that will be based on board established performance standards and goals to be met by Mr. Okland.

Upon board approval, the Company will grant Mr. Okland an option pursuant to Second Sight Medical Products 2011 Equity Incentive Plan, for the purchase of 150,000 shares of the Company’s common stock. The per share exercise price of the option and vesting terms will be determined at the date of board approval and the term of the option will be four years.

Mr. Okland’s employment with the Company is at will and may be terminated for or without cause. Mr. Okland is not entitled to any severance compensation in the event of termination. In the event Mr. Okland’s employment terminates all unvested options will immediately lapse, and any vested, but unexercised options will expire 30 days from the date of the termination of employment. A copy of the Company's offer letter to Mr. Okland is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by this reference.

ITEM 8.01 Other Events

On March 24, 2016 Second Sight Medical Products, Inc. (the “Company”) issued a press release announcing the appointment of Steve Okland as Commercial Vice President U.S. and Canada. A copy of the Company’s press release entitled “Second Sight Appoints Steven D. Okland, Jr. as Commercial Vice President, U.S. and Canada” is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Offer Letter accepted March 21, 2016 between Second Sight Medical Products, Inc. and Steve Okland
99.1	Press Release issued March 24, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2016

SECOND SIGHT MEDICAL PRODUCTS, INC.

/s/ Thomas B. Miller
By: Thomas B. Miller
Chief Financial Officer

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